Exhibit 10.32
TENTH AMENDMENT TO THE AMENDED AND RESTATED PREPAID CARD PROGRAM MANAGER AGREEMENT
    This Tenth Amendment to the Amended and Restated Prepaid Card Program Manager Agreement (this “Tenth Amendment”) is effective as of January 15, 2026 (the “Tenth Amendment Effective Date”), by and between Sutton Bank and Marqeta, Inc. (“Manager”). Each of Manager and Sutton Bank may be referred to herein individually as a “Party” and, collectively, as the “Parties.”
    WHEREAS, the Parties executed and delivered that certain Amended and Restated Prepaid Card Program Manager Agreement, originally dated April 1, 2016, and amended from time to time (collectively, with all amendments, addendums, and attachments thereto, the “Agreement”);
    WHEREAS, the Parties wish to amend the Agreement in the manner set forth herein;
    WHEREAS, pursuant to Section 12.3 of the Agreement (Entire Agreement; Amendments of the Agreement), the desired amendments must be contained in a written agreement signed by the Parties.
    NOW THEREFORE, in consideration of the mutual covenants, agreements and promises contained herein, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the Parties hereto for themselves and each of their successors and assigns, do hereby agree as follows:
1.Definitions. Capitalized terms used in this Tenth Amendment without definition shall have the meanings ascribed to such terms in the Agreement.
2.Amendment to Recitals. As of the Tenth Amendment Effective Date, the Recitals to the Agreement are replaced in their entirety as follows:
WHEREAS, Sutton Bank is in the business of providing consumer-purpose cards that are prepaid cards and is an approved issuer of prepaid cards on one or more Networks;
WHEREAS, Sutton Bank is also in the business of providing consumer-purpose cards that have the ability to access both asset accounts and loan products and is an approved issuer of such cards on one or more Networks;
WHEREAS, Sutton Bank desires to issue such prepaid cards and cards that have the ability to access both asset accounts and loan products and provide the services set forth in Exhibit B (the “Sutton Bank Services”) and the other Program Documents in connection with Transactions;
WHEREAS, Manager desires to manage one or more Cards (as defined below) pursuant to one or more Programs, subject to the terms and conditions of the Program Documents;
WHEREAS, Sutton Bank desires to designate Manager as the program manager for such Cards and Programs;
NOW THEREFORE, in consideration of the foregoing promises and the mutual agreements, provisions, covenants and conditions contained in this Amended Program Manager Agreement, Sutton Bank and Manager agree as follows:

3.Amendment to Title. As of the Tenth Amendment Effective Date, the title of the Agreement is amended by deleting the word “Prepaid” where it appears.
4.Amendment to Section 1.1 Certain Interpretive Matters. As of the Tenth Amendment Effective Date, Section 1.1 of the Agreement is amended by (a) deleting “and” before “(x)” and inserting at the end thereof new clause (xi) as follows: “, and “(xi) the fact that Sutton Bank has provided approval or consent shall not mean or otherwise be construed to mean that Sutton Bank has assumed Manager’s obligations to comply with all Applicable Law arising from or relating to any requested or required approval or consent.
5.Amendment to Section 1.2 Definitions. As of the Tenth Amendment Effective Date,
(a)the following defined terms that appear in Section 1.2 of the Agreement are replaced in their entirety with the new definitions below:
“Activate”, “Activated” or “Activation” means, with respect to a Prepaid Card, the process separate from funding of the Prepaid Card by which the Cardholder causes the Prepaid Card to be usable for Transactions as provided by and subject to the applicable Cardholder Agreement. The Parties acknowledge that two types of Activation may occur with respect to Prepaid Cards: some Prepaid Cards may be Activated by Distributors when they are first sold so that the Prepaid Card may be used for Transactions immediately upon its purchase or distribution, and other Prepaid Cards may be distributed to Cardholders in an un-activated state and need to be Activated by the Cardholder, usually via telephone or online, each as provided in the Program Due Diligence Application.
“Card” means a Prepaid Card or a Debit Flex Card, or both Prepaid Card and Debit Flex Card, as the context requires.
“Cardholder Agreement” means the agreement between Sutton Bank and a Cardholder governing the terms and use of a Card.
“Client” means a business customer of Manager’s that retains Manager to (i) in connection with a Prepaid Program, facilitate the issuance of Prepaid Cards for use by Client’s employees, customers, enrollees, subscribers and/or members (collectively, the “Client Customers”), and that sells or distributes Prepaid Cards to the Client Customers as Manager’s agent; or (ii) in connection with a Debit Flex Program, provide certain Debit Flex Card-related services, including facilitating issuance of Debit Flex Cards, transaction authorization and processing.
“Settle” and “Settlement” means the movement of funds tendered for or Loaded (in connection with Prepaid Cards) or deposited (in connection with Debit Flex Cards) or paid to a Network, among Sutton Bank, other financial institutions and the Networks in accordance with Applicable Law to settle Transactions.
“Transaction” means using a Card to do any of the following: (i) make a purchase or otherwise make a payment to or for the benefit of a third party; (ii)

obtain a credit for a previous purchase; (iii) make a cash withdrawal at an automated teller machine, bank teller, or via other means; (iv) to transfer value to another Card or account; (v) to add funds to a Prepaid Cardholder Account or Asset Account; or (vi) without duplication of any of the foregoing, any other transaction involving use of a Card.
(b)the following definitions are added to Section 1.2 of the Agreement in alphabetical order therein as follows:
“Asset Account” means a consumer-purpose asset account maintained by a Client for a Debit Flex Card customer in connection with the applicable Debit Flex Program.
“Debit Flex Card” means a consumer-purpose virtual or physical card issued by Sutton Bank that may be used to access an Asset Account or Loans in connection with a Debit Flex Program implemented pursuant to this Amended Program Manager Agreement.
“Debit Flex Program” means a program for the marketing and issuance of consumer-purpose cards provided by Manager and Sutton Bank with the ability to access accounts and loan products pursuant to this Amended Program Manager Agreement. This Amended Program Manager Agreement contemplates multiple Debit Flex Programs may be offered hereunder.
“FBO Account” shall have the meaning set forth in Section 3.1(S)(ii).
“FBO Data” shall have the meaning set forth in Section 3.1(T).
“Loan” means a consumer-purpose closed-end loan that is originated by a party other than Sutton Bank and that may be accessed by the Cardholder using a Debit Flex Card.
“Prepaid Card” means a reloadable or non-reloadable prepaid card or other prepaid access device or number issued by Sutton Bank as a product of Sutton Bank in connection with a Prepaid Program implemented pursuant to this Amended Program Manager Agreement and under authority from a Network.
“Prepaid Cardholder Account” means (i) the prepaid account which is associated with a Prepaid Card and includes the record of debits and credits with respect to Transactions originated by a Cardholder as detailed on the Processor’s network, and (ii) such other accounts for Additional Products.
“Prepaid Program” means a system of services and features, as mutually agreed by Manager and Sutton Bank, relating to a particular type of Prepaid Card provided by Manager and Sutton Bank pursuant to this Amended Program Manager Agreement. This Amended Program Manager Agreement contemplates multiple Prepaid Programs may be offered hereunder.
“Pulse” means Pulse Network LLC and its successors and assigns.

(c)the definition of “Breakage” in Section 1.2 of the Agreement is amended by replacing references to “Card” therein with “Prepaid Card”.
(d)the definition of “Card Program” in Section 1.2 of the Agreement is deleted in its entirety.
(e)the definition of “Cardholder Account” in Section 1.2 of the Agreement is deleted in its entirety.
(f)the definition of “Cardholder Data” in Section 1.2 of the Agreement is amended by (i) replacing references to “Cardholder Account” with “Card” and “Cardholder Accounts” with “Cards”, (ii) deleting “and,” before “(iv)” and (iii) inserting at the end thereof before the “.” the following: “, and, (v) FBO Data”.
(g)the definition of “Cardholder Funds” in Section 1.2 of the Agreement is amended by replacing the reference to “Card” with “Prepaid Card”.
(h)the definition of “Corporate Funded Card” in Section 1.2 of the Agreement is amended by replacing the reference to “card” with “Prepaid Card”.
(i)the definition of “Distributor” in Section 1.2 of the Agreement is amended by replacing references to “Cards” with “Prepaid Cards”.
(j)the definition of “Load”, “Loaded” or “Loading” in Section 1.2 of the Agreement is amended by replacing references to “Card” with “Prepaid Card”.
(k)the definition of “Load Failure” in Section 1.2 of the Agreement is amended by replacing the reference to “Card” with “Prepaid Card”.
(l)the definition of “Network” in Section 1.2 of the Agreement is amended by inserting after “MasterCard,” and before “or” the following: “Pulse,”.
(m)the definition of “Privacy Notices” in Section 1.2 of the Agreement is amended by (i) deleting “or” after “Affiliates” and (ii) inserting at the end thereof before the “.” the following: “or Clients”.
(n)the definition of “Program” in Section 1.2 of the Agreement is amended by inserting at the end of the first sentence thereof before the “.” the following: “, including each Debit Flex Program and Prepaid Program”.
(o)the definition of “Program Materials” in Section 1.2 of the Agreement is amended by inserting (i) after “utilized by Manager” and before “, including”, and (ii) after “established by Manager” and before “in connection with”, in each case, the following: “or a Client”.
(p)the definition of “Program Schedule” in Section 1.2 of the Agreement is amended by replacing the reference to “Card Program” with “Program”.

(q)the definition of “Transaction Fee” in Section 1.2 of the Agreement is amended by replacing references to “Card” with “Prepaid Card”.
6.Amendment to Section 2.1 Manager’s Role. As of the Tenth Amendment Effective Date, Section 2.1 of the Agreement is replaced in its entirety with the following:
2.1    Manager’s Role.
Manager and Sutton Bank acknowledge that Manager is providing services with respect to the Programs developed by Manager that have been reviewed and approved by Sutton Bank and for which Sutton Bank has approved Manager to provide the services described in this Amended Program Manager Agreement (each as specifically identified by a Program description on Schedule 2.1 hereto, as the same may be amended from time to time) (the “Approved Programs”) as an agent and representative of Sutton Bank, who has primary responsibility for each Program’s compliance with Applicable Law and the Program Documents. Manager shall (a) comply with the Program Documents that are provided to Manager by Sutton Bank; and (b) thoroughly examine the Program Documents provided by Sutton Bank. Each Transaction that Manager or Sutton Bank sends to or receives from any Network constitutes Manager’s ratification of the Program Documents, as then in effect and provided to Manager by Sutton Bank. Manager shall perform the obligations described in this Amended Program Manager Agreement in compliance with Applicable Law and shall ensure that each Program complies with Applicable Law.

7.Amendment to Section 2.3 General. As of the Tenth Amendment Effective Date, Section 2.3(c) of the Agreement is amended by inserting at the beginning thereof, the following: “except for Asset Accounts and Loans,”.
8.Amendment to Section 2.4 Bank Determination of Applicable Law. As of the Tenth Amendment Effective Date, the following is inserted after the last sentence of Section 2.4 of the Agreement: “As agent of Sutton Bank, Manager shall oversee every Program’s compliance with Applicable Law.”
9.Amendment to Section 3.1 Manager’s Responsibilities. As of the Tenth Amendment Effective Date,
(a)Subsection (A) of Section 3.1 of the Agreement is amended by (i) replacing the reference to “Sutton Bank Prepaid Card Services” with “Sutton Bank Services related thereto”; (ii) deleting “and” at the end of clause “(i)” and adding new clause (iii) as follows: “and (iii) Clients that will be offering Debit Flex Cards or any of the Sutton Bank Services related thereto”; and (iii) adding to the end thereof, the following: “Manager shall ensure that each agreement with a Client, including as such agreement is amended, supplemented, or modified, provides that: (a) Client shall defend, indemnify, and hold harmless, Sutton Bank from and against any damages and losses, including related costs and expenses, as a result of a third-party claim arising out of Client’s breach, gross negligence, willful misconduct, fraudulent acts or omissions, failure to comply with applicable law, infringement of intellectual property rights, and businesses and services of Client; and (b) Sutton Bank is a third-party beneficiary with right of enforcement of such agreement. As part of the fact sheets that Manager provides to Sutton Bank from time to time, Manager shall notify Sutton Bank in writing of any executed agreements with each Client, including all amendments, supplements and modifications thereof, promptly after execution and provide a description of the general content thereof as well as a detailed description of any content that relates to Sutton Bank. Manager agrees to include in such fact sheets any additional data or information as mutually agreed upon in good faith by the Parties from time to time.
(b)Subsection (B)(ii) of Section 3.1 of the Agreement is amended by (i) inserting after “any Client to” and before “sell or distribute” the following: “offer,” and (ii) inserting at the end thereof, the following: “Prior to entering into an agreement with a prospective Client, Manager shall perform a due diligence review and document such review of the prospective Client and, as applicable, its principal owners and management, in accordance with any requirements provided by Sutton Bank, and, as applicable, consistent with the FFIEC Handbook.”
(c)Subsection (B) of Section 3.1 of the Agreement is amended by adding new subsections (iii), (iv), and (v) to the end thereof as follows:
(iii)    Manager shall perform periodic financial monitoring of all Clients, such monitoring to be consistent with Applicable Law and the risk inherent in the relationship with such Client, including, but not limited to, the Network Rules and the FFIEC Handbook. Manager shall request Clients to furnish Sutton Bank with such financial and other information as Sutton Bank may from time to time reasonably request. Manager shall promptly notify Sutton Bank of any information Manager receives that is likely to have a material adverse effect on the creditworthiness of any Client or that could affect a Client’s ability to meet its obligations under the Programs. Manager also shall promptly notify Sutton Bank in the event Manager determines that a Client is engaged in any activities that Manager believes may be reasonably likely to result in a Criticism or material legal, financial, or reputational risk to Sutton Bank or Manager, or risk of lawsuit against Sutton Bank or Manager.
(iv)    Manager shall periodically monitor each Client’s operations, policies and procedures, such monitoring to be consistent with the requirements and guidance reflected in the FFIEC Handbook, and shall contractually obligate each Client (to the extent it may have access to Cardholder Data) to have proper security measures in place for the protection of Cardholder Data that are in compliance with Applicable Law, including, if applicable, the PCI-DSS as implemented by the applicable Network.
(v)    Manager shall provide each Client that provides Cardholder-facing services all necessary and appropriate training and support required to implement the Programs, all in a form and substance reasonably satisfactory to Sutton Bank and in accordance with Applicable Law and standard industry practices as such industry practices may evolve during the term of this Amended Program Manager Agreement.
(d)Subsection (H) of Section 3.1 of the Agreement is amended by replacing the reference to “Sutton Bank Prepaid Card Services” with “Sutton Bank Services”.
(e)Subsection (J) of Section 3.1 of the Agreement is amended by (i) replacing “All” at the beginning thereof with “Solely with respect to Prepaid Cards, all” and (ii) replacing the reference to “Cards” with “Prepaid Cards”.
(f)Subsection (K) of Section 3.1 of the Agreement is amended by (i) inserting a new sentence at the beginning thereof as follows: “Section 3.1(K)(i), (ii), and (iv) applies solely to Prepaid Programs.” and (ii) replacing references to “Programs” in Section 3.1(K)(i), (ii), and (iv) with “Prepaid Programs”.
(g)Subsection (L) of Section 3.1 of the Agreement is amended by (i) in the third sentence thereof, replacing “program” with “Prepaid Program” and (ii) in the fourth sentence thereof, replacing “Approved Program” with “Prepaid Program”.
(h)Subsection (N)(i) of Section 3.1 of the Agreement is amended by inserting after “by Distributors” and before “, to track” the following: “or Clients”.
(i)Subsection (N)(ii) of Section 3.1 of the Agreement is amended by inserting in each place it appears, after “any of its Distributors” and before “or Third Party Service Providers” the following: “, Clients”.

(j)Subsection (N)(iii) of Section 3.1 of the Agreement is amended by (i) in clause (a), inserting after “the sale of Cards” and before “and/or” the following: “, offering of Cards, authorization of Transactions”, and (ii) in clause (c) replacing the reference to “Card Transaction” with “Transaction”.
(k)Subsection (O)(i) of Section 3.1 of the Agreement is amended by (i) in the second sentence thereof, (A) inserting after “to each” and before “Distributor’s,” the following: “Client’s,” and (B) inserting after “and the” and before “Distribution and Service Agreements” the following: “agreements between Manager and Clients,”, and (ii) in the fourth sentence thereof, inserting after “of any specified” and before “Distributor” the following: “Client,”.
(l)Subsection (O)(ii) of Section 3.1 of the Agreement is amended by (i) inserting after “Manager shall, and shall contractually require its” and before “Distributors” the following: “Clients,”, and (ii) inserting after “abstracts from Manager’s” and before “or a Distributor’s” the following: “, a Client’s”.
(m)Subsection (O)(iii) of Section 3.1 of the Agreement is amended by (i) deleting “and” after “physical address” and before “limiting the Loads” and (ii) inserting at the end of the first sentence thereof before the “.” the following: “, and Debit Flex Cards”.
(n)Subsection (O)(iv) of Section 3.1 of the Agreement is amended by inserting after “contractually require all” and before “Distributors” the following: “Clients,”.
(o)Subsection (P)(ii) of Section 3.1 of the Agreement is amended by (i) inserting after “from Manager or any” and before “Distributor” the following: “Client,” and (ii) inserting after “those maintained by its” and before “Distributors” the following: “Clients,”.
(p)Subsection (P)(iii) of Section 3.1 of the Agreement is amended by inserting after “or a Marketer’s” and before “or Distributor’s” the following: “, Client’s”.
(q)Subsections (S), (T), and (U) are added to Section 3.1 of the Agreement as follows:
(S)    Settlement for Debit Flex Programs; FBO Account. This Section 3.1(S) applies solely to Debit Flex Programs.
(i)    All funds received from a Client or customers in connection with deposits under a Debit Flex Program shall be handled in accordance with the terms of the Program Documents and this Amended Program Manager Agreement (Manager acknowledges and agrees that the requirements under the Program Documents shall supersede any conflicting obligations or restrictions in this Amended Program Manager Agreement); provided that Manager agrees that all such funds shall be held on behalf of Cardholders and as provided in the Program Documents and the Cardholder Agreement and Manager shall ensure (and cause all Clients to ensure) that no claims, liens, nor any actions of ownership or possession of such funds will be permitted by any party other than Manager, Client, Cardholder, the Networks, or Sutton Bank (as applicable).

(ii)    For each Debit Flex Program, Manager shall cause the related Client to establish and maintain a demand deposit account to be titled “[Client] for the benefit of Debit Flex [Program Title] Cardholders, as agent” or such other title as shall be agreed upon by Sutton Bank and such Client that sets forth the agency nature of such account (each an “FBO Account”). Manager shall ensure that each FBO Account holds adequate funds belonging to Debit Flex Card Cardholders participating in the applicable Debit Flex Program to cover such Cardholder’s Transactions to be settled with the applicable Network on a given day. Without limiting the foregoing, Manager shall ensure that each such FBO Account maintains a minimum balance each day to be [***]. Funds held in each FBO Account for each Debit Flex Cardholder shall be in U.S. Dollars in accordance with the terms of this Amended Program Manager Agreement. Sutton Bank shall have no obligation to authorize or settle Transactions if there are insufficient funds in the applicable FBO Account. Each FBO Account shall be used solely to hold funds of Debit Flex Card Cardholders participating in the applicable Debit Flex Program. Manager and Sutton Bank agree that all funds held in each FBO Account belong such Debit Flex Card Cardholders; shall not be paid at any time to Manager; and shall be kept separate by Sutton Bank from all other accounts maintained by Sutton Bank for any Person. Manager shall have no right, title or interest in any FBO Account, or the funds therein.
(T)    Recordkeeping for Debit Flex Programs. In addition to Manager’s obligations set forth in Section 3.1(P) but only to the extent that the applicable Client for each respective Debit Flex Program is not maintaining such records, Manager will maintain records of beneficial ownership for each FBO Account in the data format and layout specified by Sutton Bank from time to time (“FBO Data”) in accordance with Applicable Law and as required to satisfy FDIC pass-through insurance requirements pursuant to FDIC guidance as may be updated from time to time. If such FBO Data is maintained by a Client, Manager shall ensure that such Client maintains the FBO Data in the data format and layout specified by Sutton Bank from time to time, in accordance with Applicable Law and as required to satisfy FDIC pass-through insurance requirements pursuant to FDIC guidance as may be updated from time to time. In the event that Manager maintains records of beneficial ownership for each FBO Account, then on a daily basis, or more frequently to the extent required by Applicable Law, Manager shall provide the FBO Data to Sutton Bank. Manager’s business continuity plan shall include backup recordkeeping and technical capabilities to ensure compliance with this Section 3.1(T). In the event that Manager maintains records of beneficial ownership for each FBO Account, Manager shall develop and maintain internal controls to accurately determine the respective beneficial ownership interests associated with each FBO Account and conduct reconciliations against the beneficial ownership records no less frequently than the close of each Business Day. If a Client maintains the FBO Data, Manager shall ensure that such Client complies with the requirements set forth in this Section 3.1(T). Manager shall ensure that Sutton Bank has access to all FBO

Data, whether held by Manager or a third party, including a Client. (U)    As between Manager and Sutton Bank, Manager will be responsible for [***].
10.Amendment to Section 3.2 Sutton Bank Responsibilities. As of the Tenth Amendment Effective Date,
(a)Subsection (A) of Section 3.2 of the Agreement is replaced in its entirety with the following:
(A)Sutton Bank Services. Sutton Bank shall be responsible for providing the Sutton Bank Services.
(b)Subsection (C) of Section 3.2 of the Agreement is amended by inserting after “authorized agents” and before “Distributors” the following: “, Clients,”.
11.Amendment to Section 5.1 Compliance with Applicable Law. As of the Tenth Amendment Effective Date, Section 5.1 of the Agreement is amended by (a) inserting after “obligate its” and before “Distributors” the following: “Clients,”, and (c) inserting after “terminate this Amended Program Manager Agreement” and before “by giving written notice” the following: “or any Program hereunder”.
12.Amendment to Section 5.4 BSA/AML/OFAC Compliance. As of the Tenth Amendment Effective Date,
(a)Section 5.4(B) of the Agreement is amended by (i) inserting in the first sentence thereof, after “that each” and before “Distributor” the following: “Client,”, and (ii) inserting in the second sentence thereof, after “and any” and before “Distributors” the following: “Clients or”.
(b)Section 5.4(C)(i) of the Agreement is replaced in its entirety with the following:
(i)(1) with respect to Debit Flex Programs, at the time an Applicant completes an application for a Debit Flex Card but prior to approval, or (2) prior to Activation, with respect to Prepaid Programs that establish an ongoing relationship with a Cardholder or allow for re-Loads or cash withdrawals, in each case, Manager shall obtain, record and verify customer identification information regarding each such Cardholder in accordance with Applicable Law, and shall be responsible for ensuring that each such Cardholder meets Sutton Bank’s Customer Identification Program as required by Applicable Law and the Bank BSA/AML/OFAC Requirements;
(c)Section 5.4(C)(ii) is amended by inserting after “prior to activation of a Card” and before “and periodically thereafter” the following: “or prior to approval of a Debit Flex Card”.
13.Amendment to Section 5.5 Disclosure of Key Card Terms. As of the Tenth Amendment Effective Date, Section 5.5 of the Agreement is amended by inserting after “and Manager staff” and before “and its Distributors” the following: “its Clients,”.

14.Amendment to Section 5.10 Regulation E Compliance (12 C.F.R. 1005). As of the Tenth Amendment Effective Date, Section 5.10 of the Agreement is amended by inserting at the end thereof the following: “Manager shall adopt policies and procedures to ensure that Manager, and each of its Clients, Distributors, Marketers, or Third Party Service Providers participating in a Debit Flex Program comply with the EFTA provisions applicable to the type of “account” (as defined in 12 C.F.R. § 1005.2(b)) offered under such Debit Flex Program.”
15.Amendment to Section 5.11 Criticisms, Complaints, and Legal Actions. As of the Tenth Amendment Effective Date, Section 5.11 of the Agreement is amended by adding at the end thereof, subsection (E) as follows:
(E)    Manager shall, and shall ensure that its Clients, Distributors, Marketers, and Third Party Service Providers shall, cooperate with and provide information to Sutton Bank in responding to a Regulatory Authority’s or a Network’s inquiries and requests related to a Program.
16.Amendment to Section 5.12 Manager State and Federal Licensing and Registration Requirements. As of the Tenth Amendment Effective Date, Section 5.12 of the Agreement is amended by inserting in each place that it appears, after “ensure that each” and before “Distributor” the following: “Client,”.
17.Amendment to Section 5.14 Network Obligations. As of the Tenth Amendment Effective Date, clause (i) of Section 5.14 is amended by inserting after “related to Manager’s” and before “acts or omissions” the following: “Client’s, Distributor’s, Marketer’s, or a Third Party Service Provider’s”.
18.Amendment to Section 5.15 FDIC Pass-Through Insurance. As of the Tenth Amendment Effective Date, Section 5.15 of the Agreement is amended by (a) replacing “Cards” with “Prepaid Cards” (b) replacing “Program” with “Prepaid Program” and (c) replacing “Programs” with “Prepaid Programs”.
19.Amendment to Article V – Program Compliance. As of the Tenth Amendment Effective Date, Article V of the Agreement is amended by adding at the end thereof, Section 5.16 as follows:
5.16    FDIC Advertising Rule
    Manager shall ensure that all materials used in connection with a Program comply, to the extent applicable, with 12 C.F.R. Part 328 (FDIC Official Signs, Advertisement of Membership, False Advertising, Misrepresentation of Insured Status, and Misuse of the FDIC’s Name or Logo).

20.Amendment to Section 6.3 Changes to Agreements. As of the Tenth Amendment Effective Date, Section 6.3 of the Agreement is amended by inserting after “that Manager modify” and before “the Standards Terms” the following: “the terms of any agreement between Manager and a Client or”.
21.Amendment to Section 6.4 Compliance by Distributors, Marketers, and Third Party Service Providers. As of the Tenth Amendment Effective Date,
(a)Section 6.4(A) of the Agreement is amended by (i) inserting after “the conduct of” and before “Distributors” the following: “Clients,” and (ii) inserting after “and their respective” and before “Distributor” the following: “Client,”
(b)Section 6.4(B) of the Agreement is amended by (i) inserting after “Manager’s” and before “a Distributor’s” the following: “a Client’s” and (ii) inserting after “or the applicable” and before “Distributor,” the following: “Client,”.
22.Amendment to Section 6.5 Denial or Termination of Distributor, Marketer, or Third Party Service Provider. As of the Tenth Amendment Effective Date,
(a)The title of Section 6.5 is amended by inserting after “Termination of” and before “Distributor” the following: “Client,”;
(b)Section 6.5(A) is amended by (i) inserting after “to become a” and before “Distributor” the following: “Client,”, (ii) inserting after “continue permitting any” and before “Distributor” the following; “Client,”, (iii) inserting after “to terminate any” and before “Distributor” the following; “Client,” and (iv) inserting after “judgment, such” and before “Distributor” the following: “Client,”;
(c)Section 6.5(B) is amended by (i) inserting in each place it appears, after “termination of any” and before “Distributor” the following: “Client,”, and (ii) inserting after “or fraud, the” and before “Distributor” the following: “Client”; and
(d)Section 6.5(C) is amended by (i) inserting after “an existing” and before “Distributor” the following: “Client,”, and (ii) after “undertaken with such” and before “Distributor” the following: “Client,”.
23.Amendment to Section 6.6 Distributor and Third Party Service Provider Due Diligence, Training, and Monitoring. As of the Tenth Amendment Effective Date, Section 6.6(F) of the Agreement is replaced in its entirety with the following:
(F)    Secret Shopping. Sutton Bank may from time to time reasonably require Manager to conduct a secret shopper program to monitor (i) sales of Prepaid Cards by one or more Distributors or (ii) offering of Debit Flex Cards by one or more Clients, in each case, in a manner mutually agreed upon by the Parties. Such secret shopper program will be designed to review the Distributor’s or Client’s (as applicable) compliance with Applicable Laws.

24.Amendment to Section 6.9 Expenses and Liability. As of the Tenth Amendment Effective Date, Section 6.9 of the Agreement is amended by inserting in each place it appears, after “Distributor,” and before “Marketer” the following: “Client,”.
25.Amendment to Section 7.1 Ownership of Accounts, Cardholder Data and Program Materials. As of the Tenth Amendment Effective Date, Section 7.1 of the Agreement is amended by (a) replacing “Cardholder Accounts” in the first sentence thereof with “Prepaid Cardholder Accounts”, and (b) inserting in each place it appears, after “or a Marketer” and before “or Distributor” the following: “Client,”.
26.Amendment to Section 7.2 Sharing of Cardholder Data and Program Materials. As of the Tenth Amendment Effective Date, Section 7.2 of the Agreement is amended by (a) inserting after “Affiliates,” and before “Distributors” the following: “Clients,”; (b) inserting after “Affiliates,” and before “Third Party Service Providers” the following: “Clients,”; and (c) inserting after “Affiliate(s),” and before “Third Party Service Provider(s)” the following: “Client(s),”.
27.Amendment to Section 7.3 Data Obtained Independently by Manager. As of the Tenth Amendment Effective Date, Section 7.3 of the Agreement is amended by inserting after “Marketer” and before “or Distributor” the following: “, Client,”.
28.Amendment to Section 8.1 Cardholder Data Security. As of the Tenth Amendment Effective Date,
(a)Section 8.1(A)(ii)(b) is amended by (i) replacing the reference to “Card Programs” with “Programs”, and (ii) replacing the reference to “Card Program” with “Program”.
(b)Section 8.1(B) is amended by replacing the reference to “Card Program” with “Program”.
(c)Section 8.1(E) is amended by replacing in the first sentence thereof, the reference to “‘sensitive customer information.’” with “‘sensitive customer information,’ or as otherwise required by Applicable Law”.
29.Amendment to Section 9.6 Notification. As of the Tenth Amendment Effective Date, Section 9.6 of the Agreement is amended by (a) inserting “or Client” after “Third Party Service Provider, and (b) inserting “or sooner if required by Applicable Law” after “any such security breach.”
30.Amendment to Section 9.7 Expense Reimbursement. As of the Tenth Amendment Effective Date, (a) Section 9.7(A)(i) is amended by inserting after “or any” and before “Distributor” the following; “Client,” and (b) Section 9.7(A)(iii) is amended by (i) inserting after “Affiliates or” and before “Distributors” the following: “or Clients”, and (ii) inserting after “Manager or a” and before “Distributor” the following: “Client,”.
31.Amendment to Section 10.1(A) Term. As of the Tenth Amendment Effective Dates, Section 10.1(A) is amended by replacing the first sentence “The initial term of this Fourth Amended Program Manager Agreement shall commence on the Fourth Amendment Effective Date and terminate at midnight on September 1, 2028.” with “The initial term of the Amended Program Manager Agreement shall commence on the Effective Date and terminate at midnight on September 1, 2029.”

32.Amendment to Section 10.2 Termination for Cause. As of the Tenth Amendment Effective Date,
(a) Section 10.2(A)(iii) clause (3) is amended by replacing the reference to “prepaid card services” with “services”.
(b)Section 10.2(B) (i) clause (3) is amended by replacing reference to “prepaid cards” with “cards”, and (ii) clause (4) is amended by (A) replacing reference to “prepaid cards” with “cards” and (B) replacing the reference to “Card Program” with “Program”.
(c)Section 10.2(D) is amended by (i) inserting after “Manager cease” and before “selling” the following: “offering,” (ii) replacing in each place it appears “Settlement Payment” with “payment contemplated by this Amended Program Manager Agreement” and (iii) replacing in each place it appears “Settlement Account” with “Program Account or FBO Account”.
33.Amendment to Section 10.4 Cessation of Card Sale and Distribution after Termination or Expiration. As of the Tenth Amendment Effective Date, Section 10.4 of the Agreement is amended by inserting after “immediately cease” and before “selling” the following: “offering,”.
34.Amendment to Section 11.1 Indemnification Obligation By Manager. As of the Tenth Amendment Effective Date, Section 11.1 of the Agreement is amended by inserting “including those” before “arising”.
35.Amendment to Section 11.1(D) Indemnification Obligation By Manager. As of the Tenth Amendment Effective Date, Section 11.1(D) of the Agreement is amended by (a) inserting after “directors” and before “Distributors” the following: “Clients,” and (b) inserting after “including” and before “Distributors” the following: “Clients,”.
36.Amendment to Section 11.2 Limited Exception and Conditions. As of the Tenth Amendment Effective Date, Section 11.2 of the Agreement is amended (a) by inserting after “Manager” and before “or a Manager Contractor” the following: “, Clients” and (b) by inserting at the end of the paragraph after the last reference to “Applicable Law”: “, or solely to the extent that such Losses were caused by the use of any materials that were approved by Bank.”
37.Amendment to Section 11.3 By Sutton Bank. As of the Tenth Amendment Effective Date, Section 11.3(E) is amended by inserting after “Manager” and before “, including any failure” the following: “or Manager Contractors”.
38.Amendment to Section 11.4 Limited Exception and Conditions. As of the Tenth Amendment Effective Date, Section 11.4 is amended by (a) deleting “or” before “(C)”, and (b) inserting new clause (D) at the end thereof as follows: “, or (D) noncompliance with or violation of any Applicable Law by Manager or a Manager Contractor.”
39.Amendment to Exhibit B. As of the Tenth Amendment Effective Date, Exhibit B to the Agreement is amended by:
(a)replacing the title thereof with “Sutton Bank Services”;

(b)inserting at the end of Section 4 thereof, the following: “and FBO Accounts”
(c)inserting in Section 12 thereof, after “a non-Manager Program Account at Bank” and before “, reconciliation” the following: “or FBO Account”.
40.Amendment to Exhibit C. As of the Tenth Amendment Effective Date, Exhibit C to the Agreement is amended by adding the following to the end of Section C: [***].
41.Amendment to Exhibit D. As of the Tenth Amendment Effective Date, Exhibit D to the Agreement is amended by:
(a)by replacing “Cardholder Accounts” with “cardholder relationships” in the second paragraph and each bullet following such paragraph and before “Card creation, product and shipment, including”;
(b)by replacing “Cardholder Account” with “cardholder account” in the first bullet in the “Back office support functions, including:” paragraph; and
(c)by adding to the end of the “Back office support functions, including:” bulleted list the following:
-processing Network reversals and adjustments
-processing claims of unauthorized charges
-enforcing the terms of the Cardholder Agreements
-administering garnishment, turnover, seizure, blocking, or other orders or process received and unclaimed property process

42.Amendment to Manager’s Agreements with Clients. Promptly after the Tenth Amendment Effective Date, Manager shall amend each of its agreements with Clients and all other agreements related to the Program to require the Clients to take all actions necessary to allow Manager to comply with this Tenth Amendment.
43.[***].
44.Conflict. In the event of any conflict between the terms of the Agreement and this Tenth Amendment, this Tenth Amendment shall control.
45.Effect of Tenth Amendment. All provisions of the Agreement shall remain in full force and effect. After this Tenth Amendment becomes effective, all references in the Agreement referring to the Agreement shall be deemed to be references to the Agreement as amended by this Tenth Amendment. This Tenth Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Agreement other than as set forth herein.
46.Miscellaneous. This Tenth Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of Ohio without regard to its conflict of laws principles. This Tenth Amendment may be executed by facsimile and in counterparts, each of which shall be deemed an original, and all of which when taken together shall be deemed one and the same instrument. The Agreement, as amended hereby sets forth the entire agreement of the Parties with respect to the subject matter hereof and thereof, supersedes any and all prior contemporaneous agreements or understandings, whether written or oral, between the Parties with respect to such subject matter. This Tenth Amendment shall inure the benefit of and be binding upon the Parties and each of their respective successors and assigns. Section headings used in this Tenth Amendment are included herein for convenience of reference only and will not constitute a part of this Tenth Amendment for any other purpose.
Signature page follows.
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IN WITNESS WHEREOF, the Parties have executed this Tenth Amendment as of the date first above set forth.
SUTTON BANK
By:    [***]
Name:     [***]
Title:     [***]
MARQETA, INC.
By:     /s/ Todd Pollak
Name:     Todd Pollak
Title:     Chief Revenue Officer